70-8531
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                       ----------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 5
                                       TO
                                    FORM U-1
                       ----------------------------------


                           APPLICATION OR DECLARATION

                                    under the

                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                                      * * *

                   AMERICAN ELECTRIC POWER SERVICE CORPORATION
                     1 Riverside Plaza, Columbus, Ohio 43215
                     ---------------------------------------
               (Name of company or companies filing this statement
                  and addresses of principal executive offices)

                                      * * *

                      AMERICAN ELECTRIC POWER COMPANY, INC.
                     1 Riverside Plaza, Columbus, Ohio 43215
                     ---------------------------------------
                     (Name of top registered holding company
                     parent of each applicant or declarant)

                 A. A. Pena, Senior Vice President and Treasurer
                   AMERICAN ELECTRIC POWER SERVICE CORPORATION
                     1 Riverside Plaza, Columbus, Ohio 43215

                                      * * *

                        Jeffrey D. Cross, General Counsel
                   AMERICAN ELECTRIC POWER SERVICE CORPORATION
                     1 Riverside Plaza, Columbus, Ohio 43215
                     ---------------------------------------
                   (Names and addresses of agents for service)

         American Electric Power Service Corporation (the "Company"), a New York corporation and a wholly-owned service company subsidiary of American Electric Power Company, Inc. ("AEP"), a New York corporation and a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "Act"), hereby files this Post Effective Amendment No. 4 (the "Amendment") to the Form U-1 Application in File No. 70-8531 (the "Application") for the purpose of amending and restating Item 1 of the Application, which extends the term of the authority previously granted by this Commission through June 30, 2005. In all other respects, the Application as previously filed and amended will remain the same.

ITEM 1.  DESCRIPTION OF PROPOSED TRANSACTION

         By order dated April 26, 1995 (HCAR No. 26280) (the "Order"), the Commission authorized Central and South West Services, Inc. ("CSWS") to use excess resources in its engineering and construction department, which resources may not be needed to provide services to affiliates within its system at any given time, to provide power plant control system procurement, integration and programming services, and power plant engineering and construction services to nonaffiliate utilities through December 31, 1997.

         By order dated December 11, 1997 (HCAR No. 26794) (the "Extension"), the Commission extended the term of the authority previously granted by the Commission through December 31, 2002.

         By order dated July 21, 1998 (HCAR No. 26898) (the "Supplement"), the Commission approved an application to more accurately define engineering and construction activities provided to nonaffiliated entities and to permit environmental licensing, testing, compliance and remediation as well as equipment maintenance to nonaffiliated entities.

         By order dated June 14, 2000 (HCAR No. 27186) (the "Merger"), the Commission approved (1) the Company succeeding to the authority of CSWS, as such authority was set forth in the Order, the Extension and the Supplement; and (2) the extension of such authorized activity to all affiliate companies in the post-merger AEP system.

         The Company respectfully requests that the Commission now amend the authority granted in the Order, as amended by the Extension, Supplement and Merger, to extend through June 30, 2005.

The Company represents that (1) any profit or loss from the services to nonassociates will be accounted for by the Company in accordance with 17 CFR
Section 256.01-2, and (2) it will file, on a quarterly basis corresponding with the periodic reporting requirements of the Securities Exchange Act of 1934 ("1934 Act"), the information required pursuant to Rule 24 with respect to any services rendered pursuant to this File. Such filings, if any, will (i) identify the services being rendered; (ii) the recipient of any such services; (iii) the pricing methodology of such services; and (iv) the profits, if any, resulting from such services.


                                    SIGNATURE

         Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned company has duly caused this statement to be signed on its behalf by the undersigned thereunto duly authorized.

                           AMERICAN ELECTRIC POWER COMPANY, INC.
                           AMERICAN ELECTRIC POWER SERVICE CORPORATION


                           By:   /s/ Thomas G. Berkemeyer
                                   Assistant Secretary

Dated:  December 30, 2002